Exhibit 10.11

[THE MILLER GROUP LOGO]                                         THE MILLER GROUP
--------------------------------------------------------------------------------
                                                   Miller Management Corporation
                                                   Miller Capital Markets, LLC
                                                   Miller Capital Corporation
                                                   Miller Investments, Inc.

                              CONSULTING AGREEMENT

This Agreement is effective on February 14, 2010 (the "Effective Date") between Global Entertainment Corporation (collectively with its subsidiaries and affiliates, the "Company") and Miller Capital Corporation ("MCC"), pursuant to which MCC will furnish to the Company certain services as set forth herein.

1. MCC SERVICES.

MCC will  perform  the  following  services  for the  Company  pursuant  to this
Agreement:

     A.   Financial   consultation   with  respect  to  the  Company's   funding
          requirements and projected associated costs; and

     B. Advice and consultation with respect to financial structure and markets, including (without limitation) advising the Company regarding, and assisting with the arrangement and structure of private and public placements of equity and debt financings; and

     C. Advice and consultation with respect to potential merger, acquisition, joint venture, divestiture and other transactions; and

     D.   Investor relations services; and

     E. Preparation of various reports including such reports as; due diligence review, business operations and financial plan, business strategy and analysis, financial markets review, business valuation analysis, fairness opinion, board and executive compensation plan and analysis and other reports undertaken during the term of this Agreement that are mutually agreed to with respect to content and scope (each such report referred to hereinafter as a "Report Assignment").

It is expressly acknowledged and agreed by the parties hereto that MCC is not registered with the Securities and Exchange Commission (SEC) as a broker/dealer or a member of the Financial Industry Regulatory Authority (FINRA). Miller Capital Markets, LLC, an affiliate of MCC, is a registered broker/dealer and it is expressly contemplated that any and all services of the type required under applicable laws and regulations to be provided by a registered broker/dealer would be provided to the Company by Miller Capital Markets, LLC pursuant to a separate engagement agreement negotiated and entered into by such parties.

It is expressly acknowledged and agreed by the parties hereto that MCC and employees and affiliates of MCC are independent contractors and are not employees or officers of the Company. MCC shall act in the best interests of the Company and its shareholders.

2. CERTAIN RESPONSIBILITIES, REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

In connection with MCC's engagement, the Company will furnish MCC with all information concerning the Company that MCC reasonably requests and will provide MCC with reasonable access to the Company's officers, directors and controlling


    4900 North Scottsdale Road, Suite 3800 * Scottsdale, Arizona 85251-7663 *
                      602.225.0505 * www.themillergroup.net
      Investment banking services provided by Miller Capital Markets, LLC, a FINRA member firm.

Global Entertainment Corporation
January 19, 2010
Page 2


shareholders. Upon prior written approval by the Company, MCC may have access to the Company's legal and accounting professionals and, with prior written approval from the Company, signed by the CEO, CFO, General Counsel or Board of Directors, may utilize its own outside legal counsel and accounting professionals at the Company's expense. The Company represents and warrants to MCC that: (a) all such information is and will be true and accurate in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (b) any projected financial information or other forward-looking information which the Company provides to MCC (including without limitation any information compiled by MCC therefrom) will be made by the Company in good faith, based on management's best estimates then available and based on facts and assumptions which the Company believes to be reasonable. The Company recognizes the necessity of promptly notifying MCC of all material developments concerning the Company, its business and prospects and to supply MCC with all such information as may be necessary for MCC to comply with its own internal procedures as well as any legal or regulatory requirements. The Company acknowledges and agrees that MCC will be using and relying upon all information supplied by the Company and its officers, agents and others and any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by MCC of the Company or its business or assets.

3. CONFIDENTIALITY.

Information provided by the Company to MCC in connection with this Agreement will be kept confidential and will only be used by MCC for purposes of its engagement hereunder, except for information that (i) was in MCC's possession prior to its disclosure by the Company, (ii) is publicly disclosed other than by MCC in violation of this Agreement, (iii) is obtained by MCC from a person other than the Company who, to the knowledge of MCC, is not under a confidentiality obligation to the Company, (iv) the Company agrees may be disclosed, or (v) is required to be disclosed under compulsion of law (whether by interrogatory, subpoena, civil investigative demand or otherwise), by order or act of any court or governmental or regulatory authority or body or by MCC's independent auditors or accountants. MCC may also disclose such information to those of its own and its affiliates' respective officers, directors, employees, auditors and professional advisors who need to know such information for purposes of performing the services described in this Agreement.

4. COMPENSATION AND FEES.

For services rendered under this Agreement, MCC shall receive the following compensation and fees:

     A. As compensation for the services set forth in section 1.A. through 1.D above, the Company shall pay MCC a monthly service fee of $9,000 each month for twelve (12) months throughout the term of this Agreement, the first monthly payment of which is due on March 14, 2010 and continuing on the same day each month thereafter.

     B. The Company will pay MCC a fee with respect to substantive updates of any previously issued Report, as well as other Report Assignments undertaken thereafter pursuant to Section 1.E. of this Agreement. The Company and MCC will negotiate in good faith appropriate compensation for MCC, which will take into account, among other things, the custom and practice among consultants and advisors providing similar services. Payment for each Report Assignment shall be due and payable on the date such report is presented to the Company.

     C. With respect to any other payments for services provided to the Company by MCC not otherwise covered under A and B above, the Company and MCC will negotiate in good faith appropriate compensation for MCC, which will take into account, among other things, the custom and practice among consultants and advisors providing similar services.

     D. Out-of-pocket expenses incurred by MCC in connection with the services performed hereunder will be payable by the Company upon submission by MCC of monthly invoices delineating such expense, provided that any

Global Entertainment Corporation
January 19, 2010
Page 3


          expense over $1,000 must be approved in writing by the Company in advance. Reimbursable travel expenses hereunder shall include first-class air travel for the Chairman, CEO and President of MCC and coach air travel for all other MCC travel. All amounts billed shall be paid within fifteen (15) days following the date invoiced by MCC.

     E. All amounts payable under this Agreement are nonrefundable, shall be paid when due and shall be paid in immediately available funds in U.S. dollars, without setoff and without deduction for any withholding, value-added or other similar taxes, charges or fees.

5. RESTRICTED STOCK.

Effective on February 14, 2010, MCC will receive a restricted stock grant consisting of 2,000 shares of the Company's common stock, fifty percent (50%) of which will vest on the first anniversary of the date of grant, and the remaining fifty percent (50%) of which will vest on the second anniversary of the date of the grant, and shall contain such other terms and conditions (including, without limitation, registration rights and accelerated vesting provisions) as shall generally be applicable to restricted stock grants made to members of the Company's Board of Directors pursuant to the Company's equity compensation plans.

6. COMPANY COVENANT RE MCC EMPLOYEES.

The Company recognizes that client service officers and other employees of MCC are necessary for the continued servicing by MCC of its several clients. Accordingly, the Company will not, during the term of this Agreement, and for a period twelve (12) month period after its termination, employ any client service officer, account executive or other employee of MCC in any capacity.

7. ASSIGNMENT.

Except as stated below, the benefits of this Agreement shall inure to the respective successors and permitted assigns of the parties hereto and of the indemnified parties under such indemnification agreement and their respective successors, permitted assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns. This Agreement may not be assigned without the prior written consent of the non-assigning party.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall terminate in the event any person or entity (a "Successor Party") acquires or otherwise succeeds to substantially all of the assets of the Company through a Transaction, and any Successor Party shall have no obligations under this Agreement. In the event of termination of this Agreement, pursuant to this
Section 7, any earned and unpaid obligations to MCC by the Company, as of the date of closing for transfer of ownership, will be assumed by the Successor Party and be paid to MCC within thirty (30) days.

8. INTEGRATION.

This writing constitutes the full and complete agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements with respect thereto. This Agreement may not be modified by any method other than another writing signed by the parties.

9. HEADINGS.

The paragraph headings have been inserted for convenience and shall not be construed in a manner contrary to the text of this Agreement.

Global Entertainment Corporation
January 19, 2010
Page 4


10. ATTORNEY FEES.

In the event of any action or proceeding to enforce the provisions of this Agreement, the prevailing party shall be entitled to its reasonable attorney fees, such fees to be set by a judge and not by a jury and to be included in any judgment entered in such action or proceeding.

11. INDEMNIFICATION.

Because MCC will be acting for the benefit of the Company in connection with this engagement, the Company agrees to indemnify MCC and certain other persons, as set forth in the indemnification provisions attached hereto as Exhibit A, the provisions of which are incorporated herein in its entirety. The provisions of this section shall survive any termination of the engagement that is the subject of this letter.

12. PUBLICITY.

The Company approves the use by MCC of the Company's name and/or logo in publicity that includes tombstones and advertising related materials used exclusively by MCC. MCC agrees to obtain prior approval, which approval will not be unreasonably withheld, for the use of the Company's name or logo in any other circumstance.

13. EFFECTIVE DATE AND TERM.

This Agreement shall be effective on the Effective Date and shall continue in effect for a period of twelve (12) months thereafter; and provided, that the expiration of this Agreement shall not relieve the Company of any obligation to MCC for amounts earned or accrued hereunder through the expiration date.

14. EXCLUSIVITY.

MCC will be the Company's exclusive financial advisor, and the Company covenants and agrees that it will not engage any other person or entity (other than affiliates of MCC) to provide services similar to those to be provided by MCC hereunder without the prior written consent of MCC. Without limiting the preceding sentence, in no event shall any obligation directly or indirectly incurred by or on behalf of the Company or any other person or entity for fees or expenses payable to any other party (including, without limitation, any other advisor or consultant) reduce, impair or otherwise affect the fees payable to MCC hereunder.

15. NOTICE.

All notices and other written communications required to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered to the addressee in person or mailed by registered or certified mail, return receipt requested, to the following addresses:

        If to MCC:                Miller Capital Corporation
                                  4900 North Scottsdale Road, Suite 3800
                                  Scottsdale, Arizona 85251-7663
                                  Attention:  Rudy R. Miller

        If to the Company:        Global Entertainment Corporation
                                  1600 North Desert Drive, Suite 301
                                  Tempe, Arizona 85281-1230
                                  Attention:  Rick Kozuback

Global Entertainment Corporation
January 19, 2010
Page 5


Either party may change the address at which notice is to be given by notifying the other party in writing. Notices shall be deemed delivered upon delivery, if personally delivered, or, if mailed, three (3) days after deposit in the United States mail.

16. APPLICABLE LAW.

The validity and interpretation of this Agreement shall be governed by the laws of the State of Arizona, without giving effect to the State of Arizona's choice of law principles, and all actions arising under this Agreement or arising out of the operative facts represented by services performed pursuant to this Agreement shall be resolved in the courts of the State of Arizona.

AGREED AND ACCEPTED:

     Please  confirm  that  the  foregoing   correctly  sets  forth  our  mutual
understanding by signing and returning the copy of this Agreement provided for that purpose.

Global Entertainment Corporation           Miller Capital Corporation
Rick Kozuback                              Rudy R. Miller


By: /s/ Rick Kozuback                      By: /s/ Rudy R. Miller
   ---------------------------------           ---------------------------------
Name:  Rick Kozuback                       Name:  Rudy R. Miller
Title: President and CEO                   Title: Chairman, President and CEO

                                    EXHIBIT A

     In connection with the engagement, the Company agrees to indemnify and hold harmless MCC and its affiliates, their respective directors, officers, controlling persons , if any, agents and employees of MCC or any of MCC's affiliates (collectively, "Indemnified Persons" and individually, an "Indemnified Person") from and against any and all actions, claims, suits, proceedings, liabilities, losses, damages and expenses incurred, joint or several (collectively, "Claims"), by any Indemnified Person which are related to or arise from MCC's engagement by the Company, including Claims that relate to or arise from any actions taken or omitted to be taken (including any untrue or alleged untrue statements made or any statements omitted or alleged to be omitted) by the Company or which relate to or arise from securities laws or any other law or legal theory, and will reimburse MCC and any other Indemnified Person for all costs and expenses, as they are incurred, in connection with investigating, preparing for, providing depositions for, testifying in or defending any such action or claim, formal or informal, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, whether or not MCC or any Indemnified Person is named as a party thereto and whether or not any liability results therefrom related to or arising from the foregoing (collectively, "Costs"). The Company will not, however, be responsible for (a) any amount paid in settlement of Claims without the Company's consent unless such consent is unreasonably withheld, or (b) any Claims which are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted directly and primarily from an Indemnified Person's gross negligence or willful misconduct.

     Promptly after MCC receives notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, MCC will notify the Company thereof; but the omission so to notify the Company shall not relieve the Company from any obligation hereunder unless, and only to the extent that, such omission results in the Company's forfeiture of substantive rights or defenses. If any such action or other proceeding shall be brought against any Indemnified Person, the Company shall, upon written notice given reasonably promptly following MCC's notice to the Company of such action or proceeding, be entitled to assume the defense thereof at the Company's expense with counsel chosen by the Company and reasonably satisfactory to such Indemnified Person; provided, however, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, such Indemnified Person shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel retained by the Company, (i) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to the Company, or (ii) a difference of position or potential difference of position exists between the Company and such Indemnified Person; which in either case would make it ethically impermissible for such counsel to represent all potential defendants; provided, however, that in no event shall the Company be required to pay fees and expenses under this indemnity for more than one firm of attorneys (in addition to local counsel) in any jurisdiction in any one legal action or group of related legal actions, regardless of the number of Indemnified Persons involved or potentially involved in such action or group of related actions.

     The Company agrees that neither MCC nor any other Indemnified Person shall have any liability to the Company for or in connection with such engagement except liability for Claims which are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted directly and primarily from an Indemnified Person's gross negligence or willful misconduct. The Company also agrees that the Company will not, without the prior written consent of MCC, settle or compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not MCC or any Indemnified Person is an actual or potential party to such Claim). No such settlement, compromise or consent shall impose any material obligation on MCC or any other Indemnified Person or contain any admission of culpability on the part of MCC or any Indemnified Person. Such settlement, compromise or consent shall include an unconditional release of MCC and each other Indemnified Person from all liability arising out of such Claim, and the Company shall furnish MCC with a copy of such settlement reasonably in advance of entering into such settlement.

     In order to provide for just and equitable contribution, if a demand for indemnification or reimbursement for Claims or Costs is made pursuant to these provisions but is not available for any reason, then the Company, on the one hand, and MCC, on the other hand, shall contribute to such Claims or Costs for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and MCC on the other hand, in connection with the transaction or transactions from which the Claims or Costs in question arose. The relative benefits received by the Company, on the one hand, and by MCC, on the other hand, shall be deemed to be in the same proportion as the value (before deducting expenses) of the consideration paid by or received by the Company or its stockholders or comparable equity owners, as the case may be, in connection with the transaction or transactions from which the Claims or Costs in question arose bears to the total fees actually received by MCC in connection therewith. If the allocation provided by the foregoing sentence is not permitted by applicable law, then such allocation shall be based not only on such relative benefits determined as aforesaid but also on the relative fault of the Company, on the one hand, and MCC, on the other, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, the parties' relative intents, knowledge, access to information and, if applicable, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by MCC, and any other equitable considerations appropriate in the circumstances. Any such contribution shall be subject to the limitation that in any event MCC's aggregate contribution to all Claims or Costs for which contribution is available hereunder shall not exceed the amount of fees actually received by MCC pursuant to the particular engagement relating to the transaction or transactions from which the Claims or Costs in question arose.

     The foregoing rights to indemnity, reimbursement and contribution shall be in addition to any rights that MCC and/or any other Indemnified Person may have at common law or otherwise. The Company hereby consents to personal jurisdiction, service of process and venue in any court in which any Claim which is subject hereto is brought against MCC or any other Indemnified Person.

     In connection with MCC's engagement of even date herewith, MCC may also be engaged to act for the Company in one or more additional capacities. The terms of any such engagement may be embodied in one or more separate written agreements. These indemnification provisions shall apply to the engagement of even date herewith, all such other engagements (whether written or oral) and any modification thereof and shall remain in full force and effect following the completion or termination of any such engagement.